Exhibit 99.1

Fathom Holdings Inc. Reports Second Quarter 2022 Financial Results

-- Revenue Grows More Than 52% Year-Over-Year;
Real Estate Business Profitable for Fifth Consecutive Quarter --

CARY, N.C., August 4, 2022 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced financial results for the 2022 second quarter and first half ended June 30, 2022.

Second Quarter 2022 Financial Results

Total revenue grew more than 52% for the second quarter of 2022 to $128.2 million, up from $84.2 million for last year’s second quarter. Fathom completed more than 13,200 real estate transactions for the 2022 second quarter, an increase of approximately 32% from the same quarter last year. Fathom’s real estate agent network grew approximately 38% to approximately 9,560 agents at June 30, 2022, up from 6,950 at June 30, 2021.

Business line revenue for the 2022 second quarter, compared with the 2021 second quarter was as follows:

	Three Months Ended
(Revenue $ in millions)	June 30, 2022	June 30, 2021
Real Estate Brokerage	$122.1	$80.2
Mortgage	$2.6	$1.5
Technology	$0.7	$0.5
Other*	$2.8	$1.9

*Other primarily includes revenue generated from Fathom’s title and insurance businesses.

“Growth in our key metrics this quarter, even with less-than-ideal market conditions, reflects our ability to provide agents with the opportunity to keep significantly more of their hard-earned commission dollars,” said Fathom CEO, Joshua Harley. “We believe that competitive advantage should serve us well over the long-term.

“Our main focus is on achieving total company Adjusted EBITDA profitability. Through a conservative approach to cost management, we are working closely with each of our business heads to reduce expenses by a total of approximately $750,000 per quarter by the first quarter of next year,” Harley said. “While Fathom is not immune to this unprecedented market, and there possibly will be additional challenges to manage through, we strongly believe that the value we provide to our agents, our model and our execution will continue to drive growth into the future.”

GAAP net loss for the 2022 second quarter totaled $5.7 million, or a loss of $0.35 per share, compared with a GAAP net loss of $2.1 million, or a loss of $0.15 per share, for the 2021 second quarter. Weighted average diluted shares outstanding increased approximately 14% for the 2022 second quarter, compared with the same quarter last year. The year-over-year change in GAAP net loss resulted principally from additional losses in the Company’s mortgage business due to the rapid increase in interest rates, which negatively impacted home sales, as well as increases in non-cash stock compensation expense.

General and Administrative expense (G&A) totaled $12.4 million, or 9.6% of total revenue, for the second quarter of 2022, compared with $8.7 million, or 10.4% of total revenue, for last year’s second quarter. The increase in G&A in absolute terms was primarily attributable to recently completed acquisitions and increases in non-cash stock compensation expense. On a sequential basis, G&A decreased from 12.9% of total revenue for the first quarter of 2022.

Adjusted EBITDA loss, a non-GAAP measure, was $1.9 million for the 2022 second quarter, and $2.3 million for the 2021 second quarter. The Company’s real estate segment posted profitable Adjusted EBITDA for the fifth consecutive quarter, while its mortgage business was negatively impacted by the current real estate market and rising interest rates, which are reducing the demand for mortgages.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

First Half 2022 Financial Results

Total revenue grew more than 63% for the first six months of 2022 to $218.4 million, up from $133.8 million for the first six months of 2021. Business line revenue for the 2022 first half, compared with the 2021 first half was as follows:

	Six Months Ended
(Revenue $ in millions)	June 30, 2022	June 30, 2021
Real Estate Brokerage	$206.1	$129.4
Mortgage	$5.5	$1.5
Technology	$1.3	$0.6
Other*	$5.5	$2.3

*Other primarily includes revenue generated from Fathom’s title and insurance businesses.

GAAP net loss for the first six months of 2022 was $11.7 million, or a loss of $0.72 per share, compared with a GAAP net loss of $5.5 million, or a loss of $0.40 per share, for the first six months of 2021. Adjusted EBITDA loss was $3.9 million, versus an Adjusted EBITDA loss of $4.3 million for the year-ago period.

Cash and cash equivalents at June 30, 2022 were $19.5 million, compared with $37.8 million at December 31, 2021. The reduction in cash was attributed to investments in operations, technology, and acquisitions, as well as stock retired under the Company’s share repurchase program.

For the year-to-date period ended June 30, 2022, Fathom purchased 686,097 shares of its common stock under the $10.0 million share repurchase program announced in mid-March 2022. The shares were purchased for a total of approximately $6.0 million. As of June 30, 2022, there was approximately $4.0 million remaining under the share repurchase authorization.

“With market conditions causing disruption in our industry, we are committed to reducing costs to ensure Fathom’s ability to generate sustainable profits over the long-term,” said Fathom President and CFO Marco Fregenal. “We believe Fathom has a long runway with solid growth prospects well into the future.”

Second Quarter 2022 and Recent Highlights

•	Launched Veteran Division to provide specialized resources, support and opportunities for Fathom's current and former military service members, as well as for veteran home buyers and sellers, and those still on active duty.
•	Conducted inaugural Team Think Tank, bringing together agent team leaders from across the country to discuss strategies for successful future growth.
•	Operating in 38 states and the District of Columbia.

Guidance/Long-Term Targets

Fathom’s guidance for the 2022 third quarter, and its updated guidance for the full year, assumes that the residential real estate market will continue to soften and that interest rates will remain at current levels or increase. The Company believes that if market conditions improve, it may generate results that are better than currently anticipated.

For the third quarter of 2022, Fathom expects total revenue in the range of $105 million to $110 million, and Adjusted EBITDA in the range of a loss of $1.6 million to a loss of $1.5 million.

For the 2022 full year, Fathom is now expecting revenue in the range of $425 million to $435 million. Adjusted EBITDA is now expected to range from a loss of $6.8 million to a loss of $6.6 million.

The Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 annual transactions. While Fathom has not provided a timeline for reaching this target, the Company believes it can maintain transaction growth rates similar to those since its IPO over the long term.

2022 Second Quarter Financial Results Conference Call

Date:	Thursday, August 4, 2022
Time:	5:00 p.m. ET/2:00 p.m. PT
Phone:	833-685-0908 (domestic); 412-317-5742 (international)
Replay:	Accessible through August 11, 2022; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 8005384
Webcast:	Accessible at www.FathomInc.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, ability to Fathom’s ability to continue attracting agents, its ability to reach total company adjusted EBITDA profitability, and Fathom’s ability to generate sustainable profits over the long-term, among others. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; risks associated with the Company’s ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving strong profits over time; its ability to generate positive operational cash flow; its ability to demonstrate sustainable profitability; and others set forth in the Risk Factors section of the Company’s most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom’s Form 10-K and other SEC filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contacts:

Roger Pondel/Laurie Berman	Marco Fregenal
PondelWilkinson Inc.	President and CFO
investorrelations@fathomrealty.com	Fathom Holdings Inc.
(310) 279-5980	investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Gross commission income	$122,053	$80,246	$206,097	$129,402
Other revenue	6,126	3,937	12,309	4,426
Total revenue	128,179	84,183	218,406	133,828
Operating expenses
Commission and other agent-related costs	116,309	76,729	195,789	123,129
Operations and support	1,597	1,683	3,772	1,751
Technology and development	1,048	956	2,598	1,341
General and administrative	12,358	8,738	23,177	14,557
Marketing	1,329	378	2,637	780
Depreciation and amortization	813	438	1,385	459
Total operating expenses	$133,454	$88,922	$229,358	$142,017

Loss from operations	$(5,275)	$(4,739)	$(10,952)	$(8,189)

Other (income) expense, net
Gain on the extinguishment of debt	-	-	-	(51)
Interest (income) expense, net	6	(1)	(15)	-
Other (income) expense, net	228	(33)	(515)	(37)
Other (income) expense, net	$234	$(34)	$(530)	$(88)

Loss from operations before income taxes	$(5,509)	$(4,706)	$(11,481)	$(8,101)
Income tax benefit (expense)	(160)	2,615	185	2,610
Net loss	$(5,669)	$(2,091)	$(11,666)	$(5,491)

Net (loss) per share
Basic	$(0.35)	$(0.15)	$(0.72)	$(0.40)
Diluted	$(0.35)	$(0.15)	$(0.72)	$(0.40)

Weighted average common shares outstanding
Basic	16,039,971	14,048,136	16,180,782	13,750,775
Diluted	16,039,971	14,048,136	16,180,782	13,750,775

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$19,512	$37,830
Restricted cash	110	91
Accounts receivable	5,020	3,981
Derivative assets	86	53
Mortgage loans held for sale, at fair value	6,313	9,862
Prepaid and other current assets	2,791	2,633
Total current assets	33,832	54,450
Property and equipment, net	3,053	1,250
Lease right of use assets	5,640	4,353
Intangible assets, net	28,429	24,243
Goodwill	25,436	20,541
Other assets	50	93
Total assets	96,440	104,930
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	6,089	5,303
Accrued liabilities and other current liabilities	3,948	4,491
Warehouse lines of credit	6,129	9,577
Long-term debt - current portion	231	831
Lease liability - current portion	1,375	870
Total current liabilities	17,772	21,072
Lease liability, net of current portion	5,642	3,562
Long-term debt, net of current portion	280	146
Total liabilities	23,694	24,780

Stockholders' equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 17,052,263 and 16,751,606 as of March 31, 2022 and December 31, 2021, respectively)	-	-
Additional paid-in capital	104,391	100,129
Accumulated deficit	(31,645)	(19,979)
Total stockholders' equity	72,746	80,150
Total liabilities and stockholders' equity	96,440	104,930

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,666)	$(5,491)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,123	847
Non-cash lease expense	510	58
Gain on the extinguishment of debt	-	(51)
Gain on sale of mortgages	(3,117)	(1,333)
Bad debt expense	1	77
Share-based compensation	4,348	2,064
Deferred income taxes	-	(2,650)
Other non-cash	44	29
Change in operating assets and liabilities:
Accounts receivable	(1,480)	(1,372)
Proceeds from sale and principal payments on mortgage loans held for sale	141,388	42,338
Originations and purchases of mortgage loans held for sale	(131,177)	(42,445)
Derivative assets	(33)	42
Prepaid and other assets	(158)	(1,775)
Accounts payable	787	981
Accrued liabilities	(1,597)	3,702
Derivative liabilities	-	(101)
Operating lease liabilities	13	5
Other assets	11	(3)
Net cash used in operating activities	$(3)	$(5,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(529)	(475)
Amounts paid for business and asset acquisitions, net of cash acquired	(3,312)	(11,014)
Purchase of intangible assets	(958)	(495)
Net cash used in investing activities	$(4,799)	$(11,984)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(566)	(7)
Proceeds from the issuance of common stock	-	80
Net borrowings on warehouse lines of credit	(6,886)	1,403
Repurchase of common stock	(6,045)	-
Net cash (used in) provided by financing activities	$(13,497)	$1,476

Net decrease in cash, cash equivalents, and restricted cash	(18,299)	(15,586)
Cash, cash equivalents, and restricted cash at beginning of period	37,921	29,562
Cash, cash equivalents, and restricted cash at end of period	$19,622	$13,975

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$8	$4
Income taxes paid	$111	$-
Amount due to sellers	$700	$1,816
Right of use assets obtained in exchange for lease liabilities	$1,804	$1,839
Issuance of common stock for the purchase of business	$6,168	$25,312
Extinguishment of Paycheck Protection Program Loan	$-	$51
Loan receivable forgiven and used as purchase consideration	$-	$165

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(5,669)	$(2,091)	$(11,666)	$(5,491)
Depreciation and amortization	1,343	745	2,403	847
Other expense (income), net	286	(34)	623	(88)
Income tax expense (benefit)	159	(2,615)	185	(2,610)
Stock based compensation	1,941	1,193	4,348	2,064
Transaction-related costs	8	529	60	963
Adjusted EBITDA	$(1,932)	$(2,273)	$(4,047)	$(4,315)

NON-GAAP FINANCIAL MEASURES

To supplement Fathom’s consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income taxes, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom’s management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with the Company’s acquisition activity provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment and severance costs, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom’s business and an important part of its compensation strategy;

•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom’s growth strategy and therefore likely to occur; and

•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(UNAUDITED)

(in thousands)

	Three Months Ended September 30, 2022		Twelve Months Ended December 31, 2022
	Low	High	Low	High
Net loss	$(5,250)	$(5,150)	$(20,450)	$(20,750)
Depreciation and amortization	1,500	1,500	5,000	5,000
Other expense income, net	100	100	700	800
Stock based compensation	2,000	2,000	8,000	8,000
Transaction-related costs	50	50	200	200
Adjusted EBITDA	$(1,600)	$(1,500)	$(6,550)	$(6,750)